IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.


All averages are weighted averages.  Stdevs are stdev of mean.

                            Originator/       Originator/       Originator/
                               Source 1          Source 2          Source 3       Aggregate
--------------------------------------------------------------------------------------------
FICO avg                        692.041                                             692.041
--------------------------------------------------------------------------------------------
FICO stdev                       56.494                                              56.494
--------------------------------------------------------------------------------------------
FICO <640 %                       0.226                                               0.226
--------------------------------------------------------------------------------------------
FICO <680%                        0.294                                               0.294
--------------------------------------------------------------------------------------------
10th Percentile FICO                636                                                 636
--------------------------------------------------------------------------------------------
90th Percentile FICO                757                                                 757
--------------------------------------------------------------------------------------------
CLTV w.avg                        75.28                                               75.28
--------------------------------------------------------------------------------------------
CLTV >80%                          6.14                                                6.14
--------------------------------------------------------------------------------------------
10th Percentile CLTV             64.743                                              64.743
--------------------------------------------------------------------------------------------
90th Percentile CLTV                 80                                                  80
--------------------------------------------------------------------------------------------
SS CLTV %                         78.39
--------------------------------------------------------------------------------------------
% with Silent 2nds                28.01
--------------------------------------------------------------------------------------------
Full Doc %                       14.274                                              14.274
--------------------------------------------------------------------------------------------
Loan Bal avg (000s)         $366,633.95                                         $366,633.95
--------------------------------------------------------------------------------------------
% Jumbo                            64.3                                                64.3
--------------------------------------------------------------------------------------------
DTI %                              39.4
--------------------------------------------------------------------------------------------
Purch %                           28.26                                               28.26
--------------------------------------------------------------------------------------------
Cash Out %                       54.832                                              54.832
--------------------------------------------------------------------------------------------
Fxd %                                 0                                                   0
--------------------------------------------------------------------------------------------
3 yr ARM >= %                         0                                                   0
--------------------------------------------------------------------------------------------
WAC avg                           2.914                                               2.914
--------------------------------------------------------------------------------------------
WAC stdev                         2.297                                               2.297
--------------------------------------------------------------------------------------------
1st Lien %                          100                                                 100
--------------------------------------------------------------------------------------------
MI %                              6.143                                               6.143
--------------------------------------------------------------------------------------------
CA %                             58.234                                              58.234
--------------------------------------------------------------------------------------------
Invt Prop %                      14.997                                              14.997
--------------------------------------------------------------------------------------------
IO %                                  0
--------------------------------------------------------------------------------------------
IO non-Full Doc %                     0
--------------------------------------------------------------------------------------------
Multi-Fam %                      12.266                                              12.266
--------------------------------------------------------------------------------------------
Prim Occ %                       80.862                                              80.862
--------------------------------------------------------------------------------------------
Moody's Base Case Loss
--------------------------------------------------------------------------------------------
S&P BB Loss
--------------------------------------------------------------------------------------------
Fitch BB Loss
--------------------------------------------------------------------------------------------



                                       WA  WA SS                             Invt             1st  % with    Full DTI %  IO%    MI %
Originator/ Source   % Bal.  WA LTV  CLTV   CLTV     FICO    WAC    Purch  Prop %     CA%  Lien %   S.2nd     Doc
------------------------------------------------------------------------------------------------------------------------------------
COUNTRYWIDE             100  75.28  78.39         692.041  2.914   28.257  14.997  58.234     100          14.274              6.143
------------------------------------------------------------------------------------------------------------------------------------
Name 2
------------------------------------------------------------------------------------------------------------------------------------
Name 3
------------------------------------------------------------------------------------------------------------------------------------
Name 4
------------------------------------------------------------------------------------------------------------------------------------
Total:                  100  75.28  78.39         692.041  2.914   28.257  14.997  58.234     100          14.274              6.143
------------------------------------------------------------------------------------------------------------------------------------


                                       WA  WA SS                             Invt             1st  % with    Full
Occupancy            % Bal.  WALTV   CLTV   CLTV   WAFICO    WAC  Purch %  Prop %     CA%  Lien %   S.2nd     Doc   IO%  DTI %  MI %
------------------------------------------------------------------------------------------------------------------------------------
Investor/2nd Home     19.14  74.41  78.07         709.034  3.218   53.376  78.364   47.59     100          15.646              1.831
------------------------------------------------------------------------------------------------------------------------------------
Primary Occup         80.86  75.49  78.47         688.037  2.843   22.313       0  60.754     100          13.949              7.164
------------------------------------------------------------------------------------------------------------------------------------
Total                   100  75.28  78.39         692.041  2.914   28.257  14.997  58.234     100          14.274              6.143
------------------------------------------------------------------------------------------------------------------------------------


                                       WA  WA SS                             Invt             1st  % with    Full
Documentation        % Bal.  WALTV   CLTV   CLTV   WAFICO    WAC  Purch %  Prop %     CA%  Lien %   S.2nd     Doc   IO%  DTI %  MI %
------------------------------------------------------------------------------------------------------------------------------------
Full                  14.27  76.19  78.98         678.568  3.462    21.63  17.791  38.039     100             100             10.067
------------------------------------------------------------------------------------------------------------------------------------
Non-Full              85.73  75.13   78.3         694.275  2.823   29.361  14.532  61.597     100               0               5.49
------------------------------------------------------------------------------------------------------------------------------------
Total                   100  75.28  78.39         692.041  2.914   28.257  14.997  58.234     100          14.274              6.143
------------------------------------------------------------------------------------------------------------------------------------


                                       WA  WA SS                             Invt             1st  % with    Full
Interest Only        % Bal.  WALTV   CLTV   CLTV   WAFICO    WAC  Purch %  Prop %     CA%  Lien %   S.2nd   Doc %  IO%  DTI %   MI %
------------------------------------------------------------------------------------------------------------------------------------
2 or 3-yr IO
------------------------------------------------------------------------------------------------------------------------------------
Other IO
------------------------------------------------------------------------------------------------------------------------------------
Non-IO
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------


                                       WA  WA SS                             Invt             1st  % with    Full
FICO                 % Bal.  WALTV   CLTV   CLTV   WAFICO    WAC  Purch %  Prop %     CA%  Lien %   S.2nd   Doc %  IO%  DTI %   MI %
------------------------------------------------------------------------------------------------------------------------------------
0-600                   0.4  76.22  76.22         564.162  2.215   64.172       0  12.842     100          38.594                  0
------------------------------------------------------------------------------------------------------------------------------------
601-640               10.72  73.52   75.8         629.689  2.992   17.097    2.95  57.986     100          28.972              5.632
------------------------------------------------------------------------------------------------------------------------------------
641-680               34.81  75.51  78.72         662.521  2.841   23.313  11.906  57.565     100          15.487              5.411
------------------------------------------------------------------------------------------------------------------------------------
681-700               16.15  75.81  79.33         690.002  2.967   26.397  16.248  52.063     100          10.983              5.542
------------------------------------------------------------------------------------------------------------------------------------
700>=                 37.92  75.35  78.45         738.213  2.944   36.364  20.865  62.026     100          10.151               7.28
------------------------------------------------------------------------------------------------------------------------------------
Total                   100  75.28  78.39         692.041  2.914   28.257  14.997  58.234     100          14.274              6.143
------------------------------------------------------------------------------------------------------------------------------------


                                       WA  WA SS                             Invt             1st  % with    Full
Lien Position        % Bal.  WALTV   CLTV   CLTV   WAFICO    WAC  Purch %  Prop %     CA%  Lien %   S.2nd   Doc %  IO%  DTI %   MI %
------------------------------------------------------------------------------------------------------------------------------------
1st Lien                100  75.28  78.39         692.041  2.914   28.257  14.997  58.234     100          14.274              6.143
------------------------------------------------------------------------------------------------------------------------------------
2nd Lien
------------------------------------------------------------------------------------------------------------------------------------
Total                   100  75.28  78.39         692.041  2.914   28.257  14.997  58.234     100          14.274              6.143
------------------------------------------------------------------------------------------------------------------------------------


                       WA SS                                       Invt     1st  % with           Full                 % with
WACLTV                  CLTV  WAFICO      WAC   % Bal.  Purch %  Prop %  Lien %  S.2nds    CA%   Doc %    IO%    DTI %     MI
------------------------------------------------------------------------------------------------------------------------------
80-85%                 80.26  693.146   2.951    27.36   32.701  13.726     100          61.378  18.987                  3.862
------------------------------------------------------------------------------------------------------------------------------
85-90%                 87.88  687.141   2.953     8.02   24.762   9.652     100          53.817  16.515                 19.114
------------------------------------------------------------------------------------------------------------------------------
90-95%                 90.09  692.536   2.809     20.2   57.712   16.08     100          50.744  12.839                 13.769
------------------------------------------------------------------------------------------------------------------------------
95-100%                   95  719.948    5.09     0.91   74.886       0     100          27.837   22.57                 84.694
------------------------------------------------------------------------------------------------------------------------------


                                                           Invt     1st  % with           Full                 % with
SSCLTV                WAFICO      WAC  % Bal.  Purch %   Prop %  Lien %  S.2nds     CA%  Doc %     IO%   DTI %     MI
----------------------------------------------------------------------------------------------------------------------
80-85%               693.146    2.951   27.36   32.701   13.726     100          61.378  18.987                  3.862
----------------------------------------------------------------------------------------------------------------------
85-90%               687.141    2.953    8.02   24.762    9.652     100          53.817  16.515                 19.114
----------------------------------------------------------------------------------------------------------------------
90-95%               692.536    2.809    20.2   57.712    16.08     100          50.744  12.839                 13.769
----------------------------------------------------------------------------------------------------------------------
95-100%              719.948     5.09    0.91   74.886        0     100          27.837  22.57                 84.694
----------------------------------------------------------------------------------------------------------------------



                          % of   # of                    Avg          % with
Top 20 Cities        Total Bal  Loans    Loan Bal   Loan Bal  WA LTV     2nd  WAFICO
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------


                          % of   # of                      Avg          % with
Top 10 States        Total Bal  Loans    Loan Bal     Loan Bal  WA LTV     2nd  WAFICO
---------------------------------------------------------------------------------------
CA                       58.23   1340  578604890.9   431794.69   74.86           693.8
---------------------------------------------------------------------------------------
FL                       12.16    394  120850542.3   306727.26   75.66          689.51
---------------------------------------------------------------------------------------
NV                        5.02    146  49860877.39   341512.86   76.91           690.9
---------------------------------------------------------------------------------------
NY                        2.87     62  28553843.94   460545.87   73.94          699.94
---------------------------------------------------------------------------------------
AZ                        2.23     88  22135086.57   251535.07   74.66           692.1
---------------------------------------------------------------------------------------
VA                        2.21     60  21964122.63   366068.71   77.36          684.51
---------------------------------------------------------------------------------------
MI                        2.02     73  20117970.66   275588.64   78.45          687.49
---------------------------------------------------------------------------------------
WA                        1.77     56  17548919.39   313373.56   74.21          686.98
---------------------------------------------------------------------------------------
MD                        1.64     46  16249202.41   353243.53   75.56          679.92
---------------------------------------------------------------------------------------
NJ                        1.27     33  12582436.75   381285.96   74.35          697.47
---------------------------------------------------------------------------------------

disclaimer
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.